SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report: (Date of earliest event reported) February 12, 1999


                                 WorldCorp, Inc.
                                 ---------------
             (Exact Name of Registrant as Specified in its Charter)



       Delaware                          1-5351                  94-3040585
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)



13873 Park Center Road, Suite 490           Herndon, Virginia            20171
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code              (703) 834-9223
--------------------------------------------------------------------------------



                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 3.   Bankruptcy or Receivership

          On February 12, 1999, WorldCorp, Inc. ("WorldCorp") filed a voluntary petition for relief under Chapter 11, Title 11, of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware, Case No. 99-298 (MFW) (the "Bankruptcy Court"). WorldCorp also filed its Disclosure Statement and Proposed Plan of Reorganization (the "Plan") with the Bankruptcy Court on February 12, 1999. WorldCorp is operating its business as debtor-in-possession under the Bankruptcy Code.

          As of November 30, 1998, WorldCorp had essentially no cash or cash equivalents and had outstanding debt in excess of $75 million. The holder of the majority of the $5.0 million outstanding principal amount on the 10.0% senior subordinated notes due September 30, 2000 ("Senior Subordinated Notes") contended that the entire amount outstanding was due and payable as a result of alleged covenant defaults. WorldCorp also had failed to make interest payments due May 15, 1998 and November 15, 1998 on its 7.0% convertible subordinated debentures due 2004 issued pursuant to Indenture dated as of May 15, 1992, between WorldCorp and State Street Bank and Trust Company, as trustee (the "Debentures"), and to repay approximately $1.3 million owed to World Airways Inc. under the terms of a secured intercompany loan (the "Airways Loan").

          In summary, the Plan provides for:

          o the repayment in full in cash of WorldCorp's administrative and priority claims, administrative convenience claims, secured debt (including the Airways Loan) and the Senior Subordinated Notes;

          o the restructuring of the Debentures and general unsecured debt by the issuance of modified Debentures, accrued interest notes, warrants to purchase 45% of the stock of WorldCorp Acquisition Corp. ("Acquisition") and warrants to purchase 40% of the pro forma outstanding stock of WorldCorp (together, the "Warrants");

          o the restructuring of indebtedness of WorldCorp and its 80% owned subsidiary, Acquisition, to the former stockholders of The Atlas Companies, Inc., which was formerly known as Paper Acquisition Corp. ("Atlas"), incurred in connection with the acquisition of Atlas by Acquisition in 1998; and

          o the retention by WorldCorp shareholders of their shares of common stock of WorldCorp.

          Cash payments due under the Plan are to be funded from the proceeds of a loan from Rothschild Recovery Fund L.P. ("RRF"), the holder of the largest amount of WorldCorp's Debentures, to Acquisition, which will upstream funds to WorldCorp through the purchase of InteliData Technologies Corporation ("InteliData") common stock from WorldCorp. Holders of the Debentures and general unsecured creditors will be offered the right to participate in the making of such loan.

          Payments due on the RRF loan and other obligations of WorldCorp and Acquisition after emergence from bankruptcy are to be made out of monies received from Atlas and its subsidiaries pursuant to an intercompany tax sharing agreement, and if necessary from the proceeds of sale of InteliData common stock. In the event the stockholders of Atlas and holders of WorldCorp Debentures and general unsecured claims exercise the Warrants granted to them under the Plan for the 80% of the stock of Acquisition owned by WorldCorp, WorldCorp would no longer have an interest in Acquisition or its subsidiaries, but would receive payments totaling at least 125% of the appraised fair market value of the shares of Acquisition as of the Effective Date of the Plan and would retain those shares of InteliData that are not sold to Acquisition on the Effective Date (subject to the pledge thereof to secure the RRF loan and certain other indebtedness of Acquisition).

          The Plan was negotiated prior to the Petition Date by WorldCorp, Acquisition, RRF and Sun Paper Advisors, Inc. as representative of the former Atlas stockholders.

          The Debtor filed several motions on the first day of the Case seeking the relief provided by so-called "first day orders." First day orders are intended to ensure a seamless transition between a debtor's prepetition and postpetition business operations by approving certain regular business conduct that may not be authorized specifically under the Bankruptcy Code.

     The first day motions and orders in this Case provided for, among other things:

          o establishment of a disclosure statement hearing date and a confirmation hearing date; and

          o retention of the following professionals to serve on behalf of the Debtor: Wilmer, Cutler & Pickering as counsel to the Debtor; Young, Conaway, Stargatt & Taylor as special counsel to the Debtor; and Arthur Andersen LLP as accountants for the Debtor.

          Copies of the first day orders and other pleadings filed in this case may be obtained for a nominal cost directly from Delaware Legal Copy, 824 North Market Street, Suite 527, Wilmington, Delaware, 19801 (Tel. number 302-426-1570 and Fax number 302-426-1586).

          On February 12, 1999, WorldCorp issued the press release attached hereto as Exhibit 99.1 announcing the commencement of its Chapter 11 case.

Item 5.   Other Events

          On November 27, 1998, the New York Stock Exchange, Inc. ("NYSE") informed WorldCorp that trading of its common stock would be suspended in December 1998 if WorldCorp continued to fall below the NYSE's continued listing criteria. On December 14, 1998 the NYSE suspended WorldCorp from trading its common stock and application was made by the NYSE to the Securities and Exchange Commission to delist the common stock. WorldCorp presently trades on pink sheets under the symbol WDCP.

          On December 21, 1998, WorldCorp issued the press release attached hereto as Exhibit 99.2 announcing its new trading status.

          On February 1, 1999, WorldCorp retained Mark M. Feldman as its Executive Vice President and Chief Restructuring Officer through the date of consummation of WorldCorp's financial restructuring, and retained W. Joseph Dryer as its Corporate Secretary and Treasurer, through the consummation of a confirmed plan of reorganization.

Item 7.   Financial Statements and Exhibits

          Exhibit No.              Document Description
          -----------              --------------------

          99.1                     Press Release, dated February 12, 1999.

          99.2                     Press Release, dated December 21, 1998.

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Registrant:  WorldCorp, Inc.


                                              By:  /s/ Patrick F. Graham
                                                   ---------------------
                                            Name:  Patrick F. Graham
                                           Title:  President and Chief
                                                   Executive Officer







Dated: February 22, 1999

                                  EXHIBIT INDEX


         Exhibit No.              Document Description
         -----------              --------------------

          99.1                     Press Release, dated February 12, 1999.

          99.2                     Press Release, dated December 21, 1998.